Exhibit 99.1

Inspire Veterinary Partners Announces Closing of $6 Million Public Offering

VIRGINIA BEACH, VA / ACCESSWIRE / July 10, 2024 / Inspire Veterinary Partners, Inc. (Nasdaq:IVP) (“Inspire” or the “Company”), an owner and provider of pet health care services throughout the U.S., today announced the closing of its previously announced public offering of 6,000,000 units, each unit consisting of either one share of the Company’s Class A common stock or one pre-funded warrant to purchase one share of the Company’s Class A common stock and one warrant to purchase one share of the Company’s Class A common stock at a public offering price of $1.00 per unit.The pre-funded warrants are issuable to purchasers in lieu of shares of Class A common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Class A common stock, if any such purchaser so chooses. Each pre-funded warrant is exercisable at any time to purchase one common share at an exercise price of $0.0001 per share. Gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, were approximately $6.0 million. The Company intends to use the proceeds of the offering for working capital, general corporate purposes, payments to a third-party marketing agency for services related to marketing and advertising, strategic investments, and any additional future acquisition (if any).

Spartan Capital Securities LLC is acting as the sole placement agent in connection with the offering.

The offering was conducted pursuant to the Company’s registration statement on Form S-1, as amended (Reg No. 333-280194), initially filed with the Securities and Exchange Commission (the “SEC”) on June 14, 2024, and subsequently declared effective by the SEC on July 2, 2024. The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained on the SEC’s website located at http://www.sec.gov or from Spartan Capital Securities LLC at 725 Fifth Avenue, 23rd Floor, New York, NY 10022, or at www.spartancapital.com

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Inspire Veterinary Partners, Inc.

Inspire Veterinary Partners is an owner/operator of veterinary hospitals in the US. As the Company expands, it expects to acquire additional veterinary hospitals, including general practice, mixed animal facilities, and critical and emergency care.

For more information, please visit: www.inspirevet.com.

Connect with Inspire Veterinary Partners, Inc.

Facebookhttps://www.facebook.com/InspireVeterinaryPartners/

LinkedInhttps://www.linkedin.com/company/inspire-veterinary-partners/

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to anticipated acquisitions, or factors that result in changes to the Company’s anticipated results of operations related to acquisitions. These and other risks and uncertainties are described more fully in the section captioned “Risk Factors” in the Company’s Registration Statements on Form S-1 filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact

TraDigital IRKevin McGrath+1-646-418-7002kevin@tradigitalir.com

General Inquiries

Morgan WoodMwood@inspirevet.com

SOURCE: Inspire Veterinary Partners, Inc.